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                                                                   EXHIBIT 10.23

                       Termination of Employment Agreement

     WHEREAS, John F. Alford (the "Executive") and Friede Goldman Halter, Inc., a Mississippi corporation (the "Company"), entered into that certain Second Amended and Restated Employment Agreement as of August 7, 2000 (the "Employment Agreement"); and

     WHEREAS, the Executive has voluntarily tendered his resignation effective April 4, 2002; and

     WHEREAS, the Executive and the Company desire to amicably terminate the Employment Agreement and acknowledge that the termination is not for Cause, Good Reason or Disability, as those terms are defined in paragraph 4 of the Employment Agreement.

     NOW, THEREFORE, for good and valuable consideration, which is acknowledged by the Executive and the Company, including, without limitation, the promises and covenants described herein, and subject to the approval of the United States Bankruptcy Court for the Southern District of Mississippi (the "Bankruptcy Court"), the parties hereto agree as follows:

1. Termination of Employment. The Employment Agreement is terminated effective April 15, 2002.

2. Confidentiality. In consideration for receipt of severance pay and continuation of benefits as provided herein, the Executive hereby covenants and agrees to maintain in a confidential manner the Company's and its affiliates' proprietary, business and commercial information.

3. Severance Pay. In consideration of the Executive's execution of this Agreement and commitment to continue to provide reasonable transition assistance where his knowledge of past events is required to assist Company and its officers, directors, employees, consultants, and attorneys as required through December 31, 2002, the Company shall (i) continue to pay the Executive's salary (less standard payroll deductions) through July 15, 2002, at the Executive's regular rate of pay in effect during the month immediately preceding the execution of this Agreement, and (ii) pay the Executive the sum of $19,000 representing monies previously withheld from the Executive's salary, at his election, as part of the Company's Deferred Compensation Plan. Such payment shall be made immediately following the date upon which the order of the Bankruptcy Court approving this Termination of Employment Agreement (the "Agreement") becomes final.

4. Benefits. The Company will pay certain benefits on behalf of the Executive as follows:

     (a) Insurance. The Company will pay the Executive's premium on Executive's medical insurance until July 15, 2002, or until the Executive obtains new employment, whichever occurs first. Such payment shall be made immediately following the date upon which the order of the Bankruptcy Court approving this Agreement becomes final;

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     (b)  Accrued Vacation. The Company will pay the Executive for accrued but unused vacation of three (3) weeks, such payment (less standard payroll deductions) to be made in one lump sum on the Company's next normal payroll date following the execution of this Agreement.

     All other benefits enjoyed by the Executive with the Company shall cease immediately upon the date Executive executes this Agreement. Notwithstanding the foregoing sentence, to the extent that executive risk and employment practices liability insurance coverage was provided to the directors and officers of the Company prior to the date of the Executive's resignation, that coverage will continue to be provided to the Executive for acts occurring prior to the Executive's resignation date to the extent it continues to be provided to other similarly situated officers and directors of the Company.

5. Release and Covenant Not to Sue. Executive hereby releases and discharges the Company, its officers, directors, subsidiaries, parent, owners, affiliates, partners, agents, employees, attorneys, consultants, shareholders, representatives, successors, and assigns ("Company Related Parties") of and from all actions, causes of action, claims, demands, costs, and expenses which the Executive may have, or may claim to have, for any and all alleged damages which may have arisen or which he may claim to have arisen, or which may hereafter arise, on account of, or arising out of any claim relating or pertaining in any manner to Executive's employment with the Company, Executive's resignation or termination from employment with the Company, including, but not limited to, (i) any and all claims arising from the Employment Agreement, (ii) any and all pre-petition claims in each of the bankruptcy cases jointly administered as Friede Goldman Halter, Inc., et al., Jointly Administered, Case No. 01-52173 SEG, in the United States Bankruptcy Court for the Southern District of Mississippi (the "Bankruptcy Cases"), including general unsecured claim number 2894 in the amount of $1,800,000 filed therein, (iii) any and all administrative claims in any of the Bankruptcy Cases pursuant to Section 503(b) of the United States Bankruptcy Code, or otherwise (iv) any and all claims under the Company's Deferred Compensation Plan (except as set forth in paragraph 3 above) and the Company's Retention and Incentive Program and (v) any claims of alleged discrimination on any basis whatsoever; including, without limitation, any and all claims arising under or relating to the Age Discrimination and Employment Act, 29 U.S.C. (S)(S) 621, et seq., and/or the Older Workers Benefit Protection Act; and/or any and all claims for alleged wrongful discharge, breach of contract and/or any and all other alleged wrongful actions or inactions of the persons and entities herein released up to and through the date of execution of this Agreement.

     Executive agrees not to file any claim, charge, complaint, action, or cause of action against any Company Related Parties on the basis of, arising from, or in any manner connected with any and all of the claims and matters released and covered by the release set forth hereinabove. Executive further agrees that he will indemnify and save harmless all Company Related Parties against any loss, including without limitation costs of defense and legal fees, occurring or incurred as a result of any claims, charges,

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     complaints, actions, or causes of action made or brought by or on behalf of
     Executive upon any of the claims and matters released and covered herein.

     The Executive declares and represents that any alleged damages or losses that may have been or may be in the future sustained by him may not be fully known to him and may be more numerous or more serious to him than he now believes or expects and, in making this release and Agreement, it is understood and agreed that Executive relies wholly upon his own judgment as to the future development, progress, and result of such alleged damages and losses, both known and unknown, and that Executive has not been influenced to any extent by statements regarding said damages and matters made by the parties who are hereby released, or by any person or persons representing such parties, and that Executive accepts the terms herein in full settlement and satisfaction of all claims or demands whatsoever for all losses and damages to him, both known and unknown.

     The Executive further understands and acknowledges that the release set forth hereinabove expressly includes and covers any and all claims which he may have or claim to have under the Age Discrimination and Employment Act, 29 U.S.C. (S)(S) 621, et seq., and/or the Older Workers Benefit Protection Act, and further understands and acknowledges that he may take up to twenty-one (21) days from and after the date upon which this Agreement is tendered to him within which to make a decision concerning release and waiver of any claims which he may have or claim to have under the Age Discrimination and Employment Act, 29 U.S.C. (S)(S) 621, et seq., and/or the Older Workers Benefit Protection Act. Executive further acknowledges and understands that for a period of seven (7) days from and after the date upon which he executes this Agreement, he may revoke all provisions of this Agreement which relate to the Age Discrimination and Employment Act, 29 U.S.C. (S)(S) 621, et seq., and/or the Older Workers Benefit Protection Act, and that in the event he exercises such right of revocation, this entire Agreement shall be void. Executive further acknowledges that he has been advised by the Company that he may consult with counsel of his own choosing before executing this Agreement.

     The Executive further understands and agrees that this settlement is the compromise of doubtful and disputed claims and that the herein-mentioned consideration is not to be construed as an admission of liability on the part of any person or entity herein released, by whom liability is expressly denied.

6. Miscellaneous. The Executive acknowledges that he enters into this Agreement after having had the opportunity to consult legal counsel of his own choosing concerning the execution of this Agreement, and the Executive fully understands and agrees that any costs or fees arising out of any legal representation he may have sought or obtained with respect to this Agreement are to be borne by Executive. The Executive further acknowledges and agrees that he has read this Agreement and the release set forth in Paragraph 5 above, and has been given full opportunity to consider and understand its terms, and executes this Agreement of his own free will.

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7.   Cooperation after Termination; Non-derogation. The Executive and the
     Company agree to cooperate fully with each other on all matters relating to Executive's employment and the conduct of the Company's and its affiliates' business, Bankruptcy Cases, restructuring proceedings and tax matters (the "Company's Business"), including any litigation, claim or suit in which they deem that the cooperation of the other is needed. Such cooperation shall include, but shall not be limited to: (a) assisting counsel, bankruptcy counsel, financial advisors and accountants of the Company and the Unsecured Creditors' Committee (the "Advisors") in the review of any documents or other material relating to the litigation; (b) executing affidavits, interrogatory verification, and/or any other papers that the Advisors deem helpful or necessary to the prosecution or defense of the litigation; (c) assisting the Advisors in the preparation of pleadings, motions, discovery requests and any other papers or work product that the Advisors deem necessary or appropriate to the prosecution or defense of the litigation; (d) meeting with the Advisors to discuss matters relating to any of the claims or defenses asserted in the litigation; and (e) permitting counsel in the litigation to represent them at any deposition, hearing, trial and/or other proceeding in the litigation with the understanding that the parties will be entitled to retain their own legal representation at their own expense; provided they shall have the right at their own cost and expense to retain separate counsel in the event that their interests become adverse to each other or other parties to the litigation, and in such event the Executive and the Company shall cause their respective counsel to consult with and cooperate with counsel during the litigation.

     The Executive and the Company further agree that they will not make any statement of criticism, or take any action adverse to the interests of the other or that could cause the Company Related Parties or the Executive embarrassment or humiliation or otherwise cause or contribute to such persons being held in disrepute by the public or their clients, suppliers, customers or employees; provided, however, that any factual statement made by them in connection with the litigation in complying with the preceding paragraph shall not be deemed to cause them to have breached the obligations set forth herein.

     The Company and the Executive agree that, in response to inquiries concerning the Executive's termination of employment, the Company will state that "it is Company policy to give a neutral reference verifying dates of employment."

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8.   Notices. Any notice given under the Agreement shall be in writing and shall be sent by registered mail or certified mail, postage prepaid, return receipt requested, or by guaranteed overnight delivery service. Notices shall be addressed as follows:

     If to Executive:               John F. Alford
                                    5402 Tivoli Terrace
                                    Destin, Florida 32550

     If to the Company:             T. Jay Collins
                                    Chief Executive Officer
                                    Friede Goldman Halter, Inc.
                                    13085 Seaway Road
                                    Biloxi, Mississippi  39503-4607

     and shall be effective upon receipt as evidenced by the return receipt, if sent by registered or certified mail, or by the receipt of the overnight delivery service.

9. Severability. If any portion of this Agreement or the application thereof for any reason or to any extent shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Agreement.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Mississippi without reference to its principles of conflict of laws.

11. Venue and Jurisdiction. If any dispute between the parties leads to litigation, the parties agree that the United States Bankruptcy Court for the Southern District of Mississippi, Southern Division, located at Biloxi, Mississippi, shall have exclusive jurisdiction and venue over such litigation. Each of the parties hereto consents to the personal jurisdiction of the Bankruptcy Court for the Southern District of Mississippi and agrees to accept service of process outside of the state of Mississippi as if service has been made in that state.

12. Entire Agreement. This Agreement constitutes the complete and exclusive statement of all mutual understandings between the parties with respect to the subject matter hereof, superceding all prior proposals, communications and understandings, oral or written.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

14. Approval of Bankruptcy Court. The Company agrees that immediately following the execution of this Agreement the Company shall cause this Agreement to be submitted to the Bankruptcy Court for approval. In the event this Agreement is not approved by the Bankruptcy Court on or before October 15, 2002, the Executive shall have the option, in

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     his sole discretion, of giving the Company written notice of the termination of this Agreement in which case this Agreement shall immediately become null and void but Executive shall be entitled to retain the payment received for accrued but unused vacation pursuant to paragraph 4(b) of this Agreement. The parties acknowledge that this Agreement is subject to Bankruptcy Court approval as set forth above.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                                             /s/ John F. Alford
                                             ----------------------------------
                                             John F. Alford

                                             Date: July 8, 2002

                                             FRIEDE GOLDMAN HALTER, INC.

                                             By:   /s/ T. Jay Collins
                                             -----------------------------------
                                             T. Jay Collins, Chief Executive
                                             Officer

                                             Date: July 9, 2002

STATE OF LOUISIANA
PARISH OF EAST BATON ROUGE

     Personally appeared before me, the undersigned authority in and for the said county and state, on the _____ day of July, 2002, within my jurisdiction, the within-named John F. Alford, who acknowledged that he executed the above and foregoing instrument.

     SWORN TO AND SUBSCRIBED before me, this the 8th day of July, 2002.



                                              ----------------------------------
                                              Notary Public

My Commission Expires:

----------------------------------------
(SEAL)

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STATE OF TEXAS
COUNTY OF HARRIS

     Personally appeared before me, the undersigned authority in and for the said city and state, on the _____ day of July, 2002, within my jurisdiction, the within-named T. Jay Collins, Chief Executive Officer of Friede Goldman Halter, Inc., who acknowledged that he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

     SWORN TO AND SUBSCRIBED before me, this the 9th day of July, 2002.



                                              ----------------------------------
                                              Notary Public

My Commission Expires:

----------------------------------------
(SEAL)


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